   As filed with the Securities and Exchange Commission on February 21, 2001

                                                  Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                           JUNO ONLINE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     13-3914547
   (State or other jurisdiction                            (IRS Employer
  of incorporation or organization)                       Identification No.)

                                  1540 BROADWAY
                            NEW YORK, NEW YORK 10036
               (Address of principal executive offices) (Zip Code)
                                  ____________

                           JUNO ONLINE SERVICES, INC.
                            1999 STOCK INCENTIVE PLAN
                    (AMENDED AND RESTATED AS OF MARCH 2, 2000)
                            (Full title of the Plan)
                                  ____________

                                CHARLES E. ARDAI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           JUNO ONLINE SERVICES, INC.
                                  1540 BROADWAY
                            NEW YORK, NEW YORK 10036
                     (Name and address of agent for service)
                                 (212) 597-9000
          (Telephone number, including area code, of agent for service)
                                  ____________

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                  Proposed       Proposed
          Title of                                Maximum         Maximum
         Securities               Amount          Offering       Aggregate      Amount of
            to be                  to be           Price          Offering    Registration
         Registered             Registered(1)    Per Share(2)     Price(2)         Fee
         ----------             -------------    ------------    ---------    ------------
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.01 par value   1,645,374 shares   $1.97        $3,215,628.53    $803.91
                                                   $1.92

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Juno Online Services, Inc. 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of the registration fee for this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the weighted average exercise price of $1.97 with respect to 1,130,209 shares subject to outstanding options and (ii) the average of the high and low selling prices as reported on the consolidated reporting system as of February 16, 2001 with respect to the balance of the shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            On May 25, 1999, Juno Online Services, Inc. filed with the Securities Exchange Commission (the "Commission") a Registration Statement on Form S-8 (file no. 333-79273) with respect to the registration of 5,768,611 shares of Common Stock reserved for issuance under its 1999 Stock Incentive Plan (the "Plan"), as supplemented by the Registration Statement on Form S-8 (file no. 333-44262) filed with the Commission on August 22, 2000 with respect to an additional 3,848,335 shares reserved for issuance under the Plan. The contents of such prior registration statements are hereby incorporated herein by reference.

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            Juno Online Services, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on February 15, 2000;

      (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on May 15, 2000, August 14, 2000 and November 15, 2000 for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively;

      (c) The Registrant's current reports on Form 8-K filed with the Commission on July 20, 2000, October 13, 2000, October 26, 2000, November 29, 2000, December 26, 2000, January 24, 2001, January 25, 2001, February 2, 2001 and February 15, 2001; and

      (d) The Registrant's Registration Statement No. 000-26009 on Form 8-A filed with the Commission on May 10, 1999, pursuant to Section 12(b) of the Exchange Act, in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS


Exhibit Number          Exhibit
--------------          -------

  5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1            Consent of PricewaterhouseCoopers LLP, Independent Auditors.
  23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
  24              Power of Attorney. Reference is made to page II-2 of this
                  Registration Statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 21 day of February, 2001.

                                    JUNO ONLINE SERVICES, INC.


                                    By:  /s/ Charles E. Ardai
                                        --------------------------------------
                                          Charles E. Ardai
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That each person whose signature appears below constitutes and appoints Charles E. Ardai, Richard Buchband and Richard M. Eaton, Jr., and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signature                                       Title                                              Date
---------                                       -----                                              ----
 /s/ Charles E. Ardai                           President, Chief Executive Officer          February 21, 2001
-------------------------------------           and Director (Principal Executive Officer)
Charles E. Ardai


 /s/ Richard M. Eaton, Jr.                      Chief Financial Officer and                 February 21, 2001
-------------------------------------           Treasurer (Principal Financial
Richard M. Eaton, Jr.                           and Accounting Officer)


 /s/ David E. Shaw                              Director                                    February 21, 2001
-------------------------------------
David E. Shaw


 /s/ Edward J. Ryeom                            Director                                    February 21, 2001
-------------------------------------
Edward J. Ryeom


 /s/ Louis K. Salkind                           Director                                    February 21, 2001
-------------------------------------
Louis K. Salkind

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           JUNO ONLINE SERVICES, INC.

                                  EXHIBIT INDEX


Exhibit Number          Exhibit
--------------          -------
  5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1            Consent of PricewaterhouseCoopers LLP, Independent Auditors.
  23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
  24              Power of Attorney. Reference is made to page II-2 of this
                  Registration Statement.